UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12

Hess Corporation
(Name of Registrant as Specified In Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

RODNEY F. CHASE

HARVEY GOLUB

KARL F. KURZ

DAVID McMANUS

MARSHALL D. SMITH

WILLIAM B. BERRY

JONATHAN R. MACEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On or about May 1, 2013, Elliott Associates, L.P. and Elliott International, L.P. made the following communication available to shareholders of Hess Corporation:

May 1, 2013

Dear Fellow Shareholder,

In an April 26th article titled, “How Hess Lost $800 Million in the Eagle Ford Shale — And Other Reasons Shareholders Should Vote For Change,”(1) Forbes magazine published an in-depth look at the problems at Hess that have caused unrelenting underperformance for nearly two decades.

As we approach the Hess 2013 Annual Meeting on May 16th, we wanted to draw your attention to this Forbes report in case you missed it. We believe the report clearly shows why all Hess Shareholders should vote the GREEN proxy card today by mail, by phone or online (see the enclosed card for instructions). In the report, Forbes’s experienced, Houston-based oil and gas correspondent wrote:(2)

“Investors should vote for the Elliott slate — not necessarily because they back Elliott’s initial idea of breaking Hess into two parts to unlock the value trapped inside — but because this is an insular company that needs to be shaken up, run by a stubborn CEO who needs to be questioned by his board, not just nodded at.

“John Hess, of course, doesn’t see it that way. No one would expect him to. He has run the company ever since his father Leon handed him the reins in 1995. And though John Hess doesn’t speak to the press (he and his p.r. team have turned down a number of interview requests over the years), he inevitably sees the company as his birthright, his family fiefdom, and certainly the most public representation of his family’s power and influence.”

In studying the Hess board, Forbes’s drew attention to the culture of flawed corporate governance at Hess that led Elliott to nominate five new, highly qualified, fully independent directors:

“[Current] boardmembers, Elliott says, have done little over the years but collect millions in fees from Hess and rubberstamp every decision that John Hess has put in front of them. They’ve allowed John Hess to continue to risk billions in capital on a scatterbrained international exploration strategy after he promised time and again to focus the company. They’ve allowed John Hess to operate a hedge fund within the company, called Hetco, which has allegedly lost billions of dollars in wrong-way bets on commodity prices (informed perhaps by John Hess’s belief in the dogma of Peak Oil).

“And perhaps most stunning is the revelation that Hess, in recent years, has managed to lose $800 million in the Eagle Ford shale — the single most lucrative of all the unconventional plays discovered in the United States in the past five years. A dozen other companies have made fortunes in the Eagle Ford. As far as I’m aware Hess is the only one to have lost a fortune there. Elliott’s concern is that if such missteps can happen once, then without more board oversight, they can happen again.”

(1)  http://www.forbes.com/sites/christopherhelman/2013/04/26/how-hess-lost-800-million-in-the-eagle-ford-shale-and-other-reasons-shareholders-should-vote-for-change-in-the-coming-proxy-fight/

(2)  Elliott’s emphasis throughout

ReassessHess.com

Finally, the Forbes correspondent took at hard look at John Hess’s claims about Elliott and found them to be “disingenuous.”  He concluded:

“Elliott’s board nominees are not ‘tethered’ to a plan to break up the company. But what they would be are new eyes and ears at an insular company run like a family office by a man born into his CEO role. John Hess doesn’t like being questioned or challenged … But questions and challenges are what he needs.”

This top Forbes correspondent is hardly the only reporter to reach these conclusions. On May 1st, CNBC’s Jim Cramer made a similar point when he wrote, “Elliott has truly traced out some of the problems Hess has, and I have to admit I am dumbstruck at how poorly Hess has been run. I think the company’s worth a great deal more than it is selling for.”(3)

This year, you have the power to bring accountability to Hess by voting the GREEN proxy card for five new, outstanding directors who will evaluate all options for unlocking the substantial value that is trapped inside the company. Only your latest-dated proxy vote will be counted. Please sign and return the GREEN proxy card, vote by phone, or vote online today.

Sincerely,

John Pike	Quentin Koffey

Additional Information

Elliott Associates, L.P. and Elliott International, L.P. (“Elliott”) filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on April 3, 2013.  Stockholders are advised to read the definitive proxy statement, and other materials filed with the SEC, because they contain important information concerning Elliott’s solicitation of proxies for the 2013 Hess Annual Meeting of Stockholders, including information concerning the participants in that solicitation.  These materials are available for no charge at the SEC’s website at www.sec.gov or by directing a request to Elliott’s proxy solicitor, Okapi Partners, at its toll-free number (877) 796-5274 or via email at info@okapipartners.com.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

About Elliott Management:

Elliott’s two funds, Elliott Associates, L.P. and, Elliott International, L.P., together have more than $21 billion of assets under management. Founded in 1977, Elliott is one of the oldest hedge funds under continuous management. The Elliott funds’ investors include large institutions, high-net-worth individuals and families, and employees of the firm.

(3)  http://www.thestreet.com/story/11911000/2/cramer-energy-could-be-next-to-jump.html